Exhibit 99.1

CareTrust REIT Announces Second Quarter 2019 Operating Results

Conference Call Scheduled for Wednesday, August 7, 2019 at 1:00 pm ET
SAN CLEMENTE, Calif., August 6, 2019 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended June 30, 2019, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $19.7 million, a quarter-over-quarter increase of 48%, and net income per diluted weighted-average common share of $0.21;

•	Normalized FFO of $33.1 million, a quarter-over-quarter increase of 35%, and normalized FFO per diluted weighted-average common share of $0.35;

•	Normalized FAD of $34.3 million, a quarter-over-quarter increase of 34%, and normalized FAD per diluted weighted-average common share of $0.36;

•	A net debt-to-normalized EBITDA ratio of 3.3x, and a net debt-to-enterprise value of 19%, each as of quarter-end; and

•	Approximately $241 million in new investments in the quarter.

Growth and Repositioning
Greg Stapley, CareTrust's Chairman and Chief Executive Officer, said, “We are pleased to be posting our best-ever quarter for acquisitions, and we are especially pleased with the outstanding operators that we have been able to grow with.” He reported that the newly-acquired assets had not only allowed the Company to grow with existing tenants Priority Management Group and Cascadia Healthcare, but that two new tenants had joined the CareTrust fold, Texas-based Southwest LTC and Next Gen P LLC. “These are experienced and outstanding regional operators, and we look forward to growing further with all of them,” he added.
Mr. Stapley also noted that the Company’s record acquisition pace in the first half of the year, along with its conservative leverage levels, had allowed the Company to critically reexamine its portfolio for key re-tenanting and capital recycling opportunities. “Every portfolio can be improved and strengthened, and our solid growth this year has given us a chance to focus on opportunities within both our asset base and our tenant pool to do exactly that,” he said. As a result of those reviews, the Company disclosed upcoming changes in a portion of its Ohio portfolio. “Even though our increased focus on certain asset management matters has commanded a greater degree of the team’s attentions, we have continued to actively work on our investment pipeline and we currently expect to close on additional acquisitions before year end,” he said.
Financial Results for Quarter Ended June 30, 2019
Chief Financial Officer Bill Wagner reported that, for the second quarter, CareTrust generated net income of $19.7 million, or $0.21 per diluted weighted-average common share, normalized FFO of $33.1 million, or $0.35 per diluted weighted-average common share, and normalized FAD of $34.3 million, or $0.36 per diluted weighted-average common share. “We are pleased to be delivering a quarter-over-quarter increase in both normalized FFO and normalized FAD while simultaneously issuing equity to significantly reduce our leverage and prepare for the future,” said Mr. Wagner.
Liquidity
Discussing the Company’s balance sheet, Mr. Wagner reported that, as of quarter end, CareTrust’s net debt-to-normalized EBITDA ratio was approximately 3.3x and its net debt-to-enterprise value was approximately 19%. “Our current debt levels continue to be well under management’s stated target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, allowing us substantial optionality with respect to how we choose to fund significant growth going forward,” he said.
Mr. Wagner also reported that during the quarter, CareTrust issued an additional 6.6 million shares of common stock for net proceeds of approximately $149.0 million in an overnight offering that was approximately four times oversubscribed. He further noted that there had been no activity in the quarter on the Company's at-the-market equity program but, he added, “Our ATM program remains a significant asset in the Company’s toolbox, with $300 million remaining in authorization at present."

Subsequent Events
On July 15, 2019, the Company terminated its existing master lease with affiliates of Trillium Healthcare Group, LLC. The terminated master lease covered ten properties in Iowa, seven properties in Ohio and one property in Georgia. “In recent weeks, we and Trillium have come to the conclusion that a change is best for them and for the Ohio facilities,” said Dave Sedgwick, CareTrust’s Chief Operating Officer. Mr. Sedgwick reported that the Company and Trillium have entered into negotiations for a new master lease covering only the properties in Iowa and Georgia, and that Trillium will continue operating the seven properties in Ohio under the post-termination terms and conditions of the terminated master lease until those operations are transferred to new operators.
The Company also reported plans to sell three of the Ohio properties, subject to normal diligence and state approval processes, with a target closing date of September 1, 2019. The Company also reported that it is engaged in substantive negotiations to lease the remaining four Ohio assets to a new operator, also with a target transfer date of September 1, 2019.
“The planned Ohio transactions allow us to dispose of a couple of challenging facilities and install an operator in the remaining assets with more experience and resources in the region, while allowing Trillium to refocus their efforts in Iowa and Georgia,” said Mr Sedgwick. Mr. Wagner added that as a result of the lease termination, the Company expects to write-off accounts and straight-line rent receivable by approximately $2.4 million in the third quarter. He also noted that following the successful execution of the contemplated transactions, the new Trillium lease would represent approximately 2.2% of CareTrust’s cash rental revenue.
2019 Guidance Update
The Company updated its guidance for 2019, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $0.69 to $0.71, normalized FFO of approximately $1.35 to $1.37, and normalized FAD of approximately $1.40 to $1.42. He noted that the 2019 guidance is based on a diluted weighted-average common share count of 93.4 million shares and assumes no new acquisitions or dispositions beyond those completed to date, no new debt incurrences or new equity issuances, and estimated 1.5% CPI-based rent escalators under CareTrust's long-term net leases.
Dividend Declared
During the quarter, CareTrust declared a quarterly dividend of $0.225 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the second quarter 2019 normalized FFO, and 63% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.
Portfolio Growth in the Quarter
During the second quarter, CareTrust acquired seven skilled nursing facilities and one multi-service campus in Louisiana, which were re-tenanted at closing with CareTrust's existing tenant Priority Management Group, LLC. The transaction also included three skilled nursing facilities and one continuing care retirement community in Texas, which were re-tenanted with Texas-based Southwest LTC, Ltd. under a new master lease with CareTrust. The aggregate purchase price for the 12-property portfolio was approximately $215.0 million, inclusive of capital expenditure commitments and estimated transaction costs, and initial annual cash rents from the investment are approximately $19.0 million. The portfolio acquisition was initially funded using approximately $185.0 million in borrowings under CareTrust’s $600 million revolving credit facility, with the remainder funded with cash on hand, and the revolving borrowings largely paid down shortly thereafter with the net proceeds of CareTrust’s $149.0 million overnight equity offering completed in early April.
CareTrust also acquired a 118-operating bed skilled nursing facility in Dallas, Texas, and leased it to Next Gen P, LLC. The total investment was approximately $10.0 million, inclusive of transaction costs, and the new master lease carries an annual cash rent of approximately $900,000. CareTrust funded the acquisition using cash on hand.
CareTrust also acquired Cascadia of Nampa, a newly constructed 99-bed transitional rehabilitation facility located one block from the 152-bed Saint Alphonsus Medical Center in Nampa, Idaho. The facility was added to CareTrust’s existing master lease with Idaho-based Cascadia Healthcare, LLC, bringing the total facility count under the Cascadia master lease to 12 facilities with 1,013 licensed beds. CareTrust participated in the new facility’s development, making a preferred equity investment with Cascadia’s development affiliate in 2016 to construct the facility. In conjunction with the investment, CareTrust obtained an option to purchase the facility at a formula-based price upon stabilization of the operations. Cascadia completed construction and opened the facility in November of 2017. CareTrust’s investment for Cascadia of Nampa was approximately $16.2 million, inclusive of transaction costs, and initial annual cash rent was approximately $1.45 million. The Cascadia master lease carries annual CPI-based escalators and has approximately 12 years remaining on the initial term, plus three five-year renewal options. The acquisition was funded using cash on hand and a credit for CareTrust’s original equity investment in the facility and preferred returns thereon.
CareTrust also announced that it intends to acquire the Nampa facility’s sister facility, Cascadia of Boise, by year-end. Mark Lamb, CareTrust’s Chief Investment Officer, said, “We anticipate that our preferred equity investment in Cascadia of Boise, a second brand new state of the art 99-bed skilled nursing facility located in Boise, Idaho that is now nearing stabilization, will close by year end, at an expected price similar to the price we paid for its twin in nearby Nampa.”

Conference Call

A conference call will be held on Wednesday, August 7, 2019, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss second quarter 2019 results, recent developments and other matters. The dial-in number for this call is (855) 232-8954 (U.S.) or (408) 337-0151 (International). The conference ID number is 1796826. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 213 net-leased healthcare properties and three operated seniors housing properties in 28 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, as well as any obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of June 30, 2019, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income	$44,123	$34,708	$82,470	$68,524
Tenant reimbursements	—	3,016	—	5,984
Independent living facilities	887	845	1,747	1,644
Interest and other income	1,191	400	1,642	918
Total revenues	46,201	38,969	85,859	77,070
Expenses:
Depreciation and amortization	13,437	11,299	25,339	22,876
Interest expense	7,285	7,285	14,145	14,377
Property taxes	456	3,016	1,282	5,984
Independent living facilities	719	744	1,426	1,460
General and administrative	4,606	3,358	7,916	6,550
Total expenses	26,503	25,702	50,108	51,247
Other income:
Gain on sale of real estate	—	—	—	2,051
Net income	$19,698	$13,267	$35,751	$27,874

Earnings per common share:
Basic	$0.21	$0.17	$0.39	$0.36
Diluted	$0.21	$0.17	$0.39	$0.36

Weighted average shares outstanding:
Basic	94,036	76,374	91,039	75,941
Diluted	94,036	76,374	91,039	75,941

Dividends declared per common share	$0.225	$0.205	$0.45	$0.41

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income	$19,698	$13,267	$35,751	$27,874
Depreciation and amortization	13,437	11,299	25,339	22,876
Interest expense	7,285	7,285	14,145	14,377
Amortization of stock-based compensation	1,147	924	2,141	1,828
EBITDA	41,567	32,775	77,376	66,955
Gain on sale of real estate	—	—	—	(2,051)
Normalized EBITDA	$41,567	$32,775	$77,376	$64,904

Net income	$19,698	$13,267	$35,751	$27,874
Real estate related depreciation and amortization	13,421	11,265	25,305	22,814
Gain on sale of real estate	—	—	—	(2,051)
Funds from Operations (FFO)	33,119	24,532	61,056	48,637
Normalized FFO	$33,119	$24,532	$61,056	$48,637

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income	$19,698	$13,267	$35,751	$27,874
Real estate related depreciation and amortization	13,421	11,265	25,305	22,814
Amortization of deferred financing fees	487	484	1,028	968
Amortization of stock-based compensation	1,147	924	2,141	1,828
Straight-line rental income	(474)	(342)	(937)	(933)
Gain on sale of real estate	—	—	—	(2,051)
Funds Available for Distribution (FAD)	34,279	25,598	63,288	50,500
Normalized FAD	$34,279	$25,598	$63,288	$50,500

FFO per share	$0.35	$0.32	$0.67	$0.64
Normalized FFO per share	$0.35	$0.32	$0.67	$0.64

FAD per share	$0.36	$0.33	$0.69	$0.66
Normalized FAD per share	$0.36	$0.33	$0.69	$0.66

Diluted weighted average shares outstanding [1]	94,292	76,545	91,295	76,103

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Revenues:
Rental income	$34,708	$35,332	$36,217	$38,347	$44,123
Tenant reimbursements	3,016	2,990	2,950	—	—
Independent living facilities	845	871	864	860	887
Interest and other income	400	317	330	451	1,191
Total revenues	38,969	39,510	40,361	39,658	46,201
Expenses:
Depreciation and amortization	11,299	11,351	11,539	11,902	13,437
Interest expense	7,285	6,805	6,678	6,860	7,285
Property taxes	3,016	2,990	2,950	826	456
Independent living facilities	744	766	738	707	719
General and administrative	3,358	3,088	2,917	3,310	4,606
Total expenses	25,702	25,000	24,822	23,605	26,503
Net income	$13,267	$14,510	$15,539	$16,053	$19,698

Diluted earnings per share	$0.17	$0.18	$0.18	$0.18	$0.21

Diluted weighted average shares outstanding	76,374	81,490	84,084	88,010	94,036

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019

Net income	$13,267	$14,510	$15,539	$16,053	$19,698
Depreciation and amortization	11,299	11,351	11,539	11,902	13,437
Interest expense	7,285	6,805	6,678	6,860	7,285
Amortization of stock-based compensation	924	988	1,032	994	1,147
EBITDA	32,775	33,654	34,788	35,809	41,567
Normalized EBITDA	$32,775	$33,654	$34,788	$35,809	$41,567

Net income	$13,267	$14,510	$15,539	$16,053	$19,698
Real estate related depreciation and amortization	11,265	11,330	11,520	11,884	13,421
Funds from Operations (FFO)	24,532	25,840	27,059	27,937	33,119
Normalized FFO	$24,532	$25,840	$27,059	$27,937	$33,119

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019

Net income	$13,267	$14,510	$15,539	$16,053	$19,698
Real estate related depreciation and amortization	11,265	11,330	11,520	11,884	13,421
Amortization of deferred financing fees	484	484	486	541	487
Amortization of stock-based compensation	924	988	1,032	994	1,147
Straight-line rental income	(342)	(698)	(702)	(463)	(474)
Funds Available for Distribution (FAD)	25,598	26,614	27,875	29,009	34,279
Normalized FAD	$25,598	$26,614	$27,875	$29,009	$34,279

FFO per share	$0.32	$0.32	$0.32	$0.32	$0.35
Normalized FFO per share	$0.32	$0.32	$0.32	$0.32	$0.35

FAD per share	$0.33	$0.33	$0.33	$0.33	$0.36
Normalized FAD per share	$0.33	$0.33	$0.33	$0.33	$0.36

Diluted weighted average shares outstanding [1]	76,545	81,687	84,324	88,266	94,292

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	June 30, 2019	December 31, 2018
Assets:
Real estate investments, net	$1,482,040	$1,216,237
Other real estate investments, net	26,725	18,045
Cash and cash equivalents	2,629	36,792
Accounts and other receivables, net	9,705	11,387
Prepaid expenses and other assets	6,947	8,668
Deferred financing costs, net	3,513	633
Total assets	$1,531,559	$1,291,762

Liabilities and Equity:
Senior unsecured notes payable, net	$295,532	$295,153
Senior unsecured term loan, net	198,608	99,612
Unsecured revolving credit facility	45,000	95,000
Accounts payable and accrued liabilities	12,665	15,967
Dividends payable	21,617	17,783
Total liabilities	573,422	523,515

Equity:
Common stock	951	859
Additional paid-in capital	1,161,144	965,578
Cumulative distributions in excess of earnings	(203,958)	(198,190)
Total equity	958,137	768,247
Total liabilities and equity	$1,531,559	$1,291,762

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$35,751	$27,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	25,354	22,885
Amortization of deferred financing costs	1,028	969
Amortization of stock-based compensation	2,141	1,828
Straight-line rental income	(937)	(933)
Noncash interest income	(21)	(217)
Gain on sale of real estate	—	(2,051)
Interest income distribution from other real estate investment	463	—
Change in operating assets and liabilities:
Accounts and other receivables, net	(2,091)	(2,837)
Prepaid expenses and other assets	(185)	(462)
Accounts payable and accrued liabilities	235	(4,940)
Net cash provided by operating activities	61,738	42,116
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(285,946)	(47,310)
Improvements to real estate	(68)	(506)
Purchases of equipment, furniture and fixtures	(2,613)	(702)
Investment in real estate mortgage and other loans receivable	(11,389)	(1,390)
Principal payments received on real estate mortgage and other loans receivable	482	58
Repayment of other real estate investment	2,204	—
Escrow deposits for acquisitions of real estate	—	(2,250)
Net proceeds from the sale of real estate	131	13,004
Net cash used in investing activities	(297,199)	(39,096)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	196,041	47,547
Proceeds from the issuance of senior unsecured term loan	200,000	—
Borrowings under unsecured revolving credit facility	195,000	60,000
Payments on unsecured revolving credit facility	(245,000)	(75,000)
Payments on senior unsecured term loan	(100,000)	—
Payments of deferred financing costs	(4,534)	—
Net-settle adjustment on restricted stock	(2,524)	(1,288)
Dividends paid on common stock	(37,685)	(29,628)
Net cash provided by financing activities	201,298	1,631
Net (decrease) increase in cash and cash equivalents	(34,163)	4,651
Cash and cash equivalents, beginning of period	36,792	6,909
Cash and cash equivalents, end of period	$2,629	$11,560

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					June 30, 2019
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	55.0%	$(4,468)		$295,532

Floating Rate Debt

Senior unsecured term loan	3.911%	[1]	2026		200,000	36.7%	(1,392)		198,608

Unsecured revolving credit facility	3.502%	[2]	2024	[3]	45,000	8.3%	—	[4]	45,000
	3.836%				245,000	45.0%	(1,392)		243,608

Total Debt	4.614%				$545,000	100.0%	$(5,860)		$539,140

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2019 Guidance

	Low	High
Net income	$0.69	$0.71
Real estate related depreciation and amortization	0.56	0.56
Impairment of real estate investment	0.08	0.08
Funds from Operations (FFO)	1.33	1.35
Write-off accounts and straight-line rent receivable	0.02	0.02
Normalized FFO	$1.35	$1.37

Net income	$0.69	$0.71
Real estate related depreciation and amortization	0.56	0.56
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.05	0.05
Straight-line rental income	(0.02)	(0.02)
Impairment of real estate investment	0.08	0.08
Funds Available for Distribution (FAD)	1.38	1.40
Write-off accounts and straight-line rent receivable	0.02	0.02
Normalized FAD	$1.40	$1.42
Weighted average shares outstanding:
Diluted	93,431	93,431

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate investments. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as losses on the extinguishment of debt, certain deferred preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.